                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-K
                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported) August 19, 1997


                          KOLL REAL ESTATE GROUP, INC.
               (Exact Name of Registrant as Specified in Charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

               0-17189                       02-0426634
          (Commission File Number) (I.R.S. Employer Identification No.)



4343 Von Karman Avenue, Newport Beach, California         92660
(Address of principal executive offices)               (Zip Code)


                                 (714) 833-3030
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
                         (Former Name or Former Address,
                          if Changed Since Last Report)

Item 3.  BANKRUPTCY OR RECEIVERSHIP

       On August 19, 1997, the United States Bankruptcy Court for the District of Delaware (the "Court") confirmed the Registrant's Prepackaged Plan of Reorganization (the "Prepackaged Plan").

      The Prepackaged Plan generally consists of the following transactions:
(i) the cancellation and exchange of approximately $169.0 million of Senior Subordinated Pay-In-Kind Debentures due March 15, 2002 ("Senior Debentures") and liquidated non-contingent claims and approximately $41.1 million of Subordinated Pay-In-Kind Debentures due March 15, 2002 ("Subordinated Debentures") on the basis of 56 shares of the Registrant's newly created Common Stock ("Common Stock") for each $1,000 principal amount of Senior Debentures or liquidated non-contingent claims and 28 shares of Common Stock for each $1,000 principal amount of Subordinated Debentures (all after consolidation of all outstanding shares of capital stock into a single class of Common Stock and the reverse stock split described below); (ii) the reclassification and combination of each share of the Company's Series A Preferred Stock (the "Preferred Stock") and Class A Common Stock (the "Class A Common Stock") outstanding prior to the effective date of the Prepackaged Plan into one and three-quarter (1.75) shares and one (1) share, respectively, of Common Stock (the "Capital Stock Combination"); (iii) the reverse stock split of all outstanding shares of capital stock of the Registrant on a one for one hundred (1:100) basis (the "Reverse Stock Split"); (iv) the implementation of numerous amendments to the Registrant's Restated Certificate of Incorporation (the "Restated Certificate") and Amended Bylaws (the "Bylaws") to effect the Capital Stock Combination and the Reverse Stock Split, to provide for authorized capital stock of 18 million shares of Common Stock, to eliminate the Registrant's classified board of directors which existed prior to the the effective date of the Prepackaged Plan and to remove various anti-takeover provisions contained in the Restated Certificate and Bylaws prior to the effective date of the Prepackaged Plan, including all supermajority voting provisions, certain restrictions on stockholders' ability to call special meetings and restrictions on stockholders' ability to act by written consent; and (v) the reconstitution and expansion of the Registrant's board of directors to include four incumbent directors and six new directors, each to serve for one year terms. There are currently approximately 48,938,507 and 38,886,590 issued and outstanding shares of the Registrant's Class A Common Stock and Preferred Stock, respectively. Upon completion of the Registrant's recapitalization, there will be approximately 11.8 million shares of Common Stock outstanding, excluding shares of Common Stock underlying certain options and warrants.

       Information concerning the Registrant's assets and liabilities is set forth in the Registrant's Registration Statement on Form S-4, as amended (Registration Nos. 333-29883 and 333-22121) and the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997, which information is incorporated herein by reference. The Prepackaged Plan, as confirmed by the Court, is attached as Exhibit 99.1 to the Registrant's Current Report on Form 8-K filed July 21, 1997 and is incorporated herein by reference.

       On August 19, 1997, the Registrant issued a press release, a copy of which is attached hereto and is incorporated herein by reference, which describes the confirmation of the Prepackaged Plan by the Court.

       Certain of the foregoing information is forward looking in its nature and involves risks and uncertainties that could significantly impact the ability of the Registrant to achieve its currently anticipated goals and objectives.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

       (c)     Exhibits:

       Exhibit No.            Description
       ------------           -----------

       99.01              Press Release, issued August 19, 1997.*

       99.02 Prepackaged Plan of Reorganization of Koll Real Estate Group, Inc., incorporated by reference to
                          Exhibit 99.1 of the Registrant's Current Report on Form 8-K filed July 21, 1997.
       ----------------
       *Filed herewith.
                                       2.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   KOLL REAL ESTATE GROUP, INC.



Date:  August 28, 1997                By  /s/ Raymond J. Pacini
                                      ------------------------------
                                      Raymond J. Pacini
                                      Executive Vice President and
                                      Chief Financial Officer


                                       3.